UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 9, 2007
Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Senior Credit Agreement

On October 9, 2007, Heartland Grain Fuels, L.P. (“HGF”), a wholly-owned subsidiary of Advanced BioEnergy, LLC (the “Company”), entered into that certain Senior Credit Agreement dated as of October 1, 2007 (the “Senior Credit Agreement”) among HGF, the lenders from time to time party thereto (the “Lenders”), WestLB AG, New York Branch (“WestLB”) as Administrative Agent for the Lenders, WestLB as Collateral Agent for the Senior Secured Parties, WestLB as Issuing Bank, and WestLB as Lead Arranger, Sole Bookrunner and Syndication Agent. HGF received initial funding under the Senior Credit Agreement on October 11, 2007.

Commitments and Funding

The Senior Credit Agreement provides for (1) a construction loan facility in an aggregate amount of up to $90.7 million which matures on the earlier of March 31, 2008 and the date the construction loans made thereunder are converted into term loans (the “Conversion Date”), (2) a term loan facility in an aggregate amount of up to $90.7 million which matures on the earlier of that date which is six years after the Conversion Date or October 9, 2015 (the “Final Maturity Date”); and (3) a working capital and letter of credit facility in an aggregate amount of up to $8 million which matures on October 9, 2012. The primary purpose of the credit facility is to refinance HGF’s Aberdeen, South Dakota (the “Aberdeen Plant”) and Huron, South Dakota (“Huron Plant”) ethanol plants; fund an expansion of the Aberdeen Plant; and to pay for operating costs at both the Aberdeen and Huron Plants.

Payments, Interest, and Fees

During the term of the working capital and letter of credit facility, HGF may borrow, repay and re-borrow amounts available under the working capital and letter of credit facility. Loans made under the construction loan or the term loan facility may not be re-borrowed once repaid or prepaid. Except for required prepayments from cash flows (described below), construction loans do not amortize, and are fully due and payable on the Conversion Date. The term loan facility is intended to refinance the construction loans. The principal amount of the term loan facility is payable in equal quarterly payments from and after the Conversion Date, and the remaining principal amounts are fully due and payable on the Final Maturity Date. Loans made under the working capital and letter of credit facility are fully due and payable on October 9, 2012.

HGF has the option to select between two floating interest rate loans under the terms of the Senior Credit Agreement: Base Rate Loans bear interest at the Administrative Agent’s base rate (which is the higher of the federal funds effective rate plus 0.50% and the Administrative Agent’s prime rate) plus 2.50% per annum. Eurodollar Loans bear interest at LIBOR plus 3.50%.

Under the terms of the Senior Credit Agreement, HGF has agreed to pay a quarterly commitment fee equal to 0.50% per annum on the unused portion of the construction loan and working capital and letter of credit facilities. In addition to the quarterly commitment fee described above, HGF is also required to pay certain letter of credit and related fronting fees and other administrative fees on the terms set forth in the Senior Credit Agreement. HGF’s obligations under the Senior Credit Agreement are secured by a first-priority security interest in all of the partnership interests in HGF and substantially all of HGF’s assets.

Loans outstanding under the Senior Credit Agreement are subject to mandatory prepayment in certain circumstances, including, but not limited to, mandatory prepayments based upon receipt of certain proceeds of asset sales, casualty proceeds, termination payments, and cash flows. HGF must also prepay loans under the working capital and letter of credit facility to the extent that the prevailing borrowing base is less than the aggregate amount of such loans.

Conditions to Funding

Construction, term, working capital and letter of credit loans are subject to conditions precedent, including, among others, receipt of lien waiver statements; receipt of change orders; evidence that prior construction loans were used in accordance with the Senior Credit Agreement; receipt of a legal opinion of counsel related to the permitting of the Aberdeen and Huron, South Dakota ethanol plants; the absence of a material adverse effect; the absence of defaults or events of defaults; the accuracy of certain representations and warranties; payment of fees and expenses; the contribution of all required equity; obtainment of required contracts, permits and insurance; and certain certifications from the Independent Engineer (as defined in the Senior Credit Agreement) in respect of construction progress. Additionally, HGF may not be able to fully utilize the credit facility if the Independent Engineer is not able to certify that the completed ethanol plants meet certain minimum performance standards.

Other Terms and Conditions

The Senior Credit Agreement and the related loan documentation include, among other terms and conditions, limitations (subject to specified exclusions) on HGF’s ability to make asset dispositions; merge or consolidate with or into another person or entity; create, incur, assume or be liable for indebtedness; create, incur or allow liens on any property or assets; make investments; declare or make specified restricted payments or dividends; enter into new material agreements; modify or terminate material agreements; enter into transactions with affiliates; change their line of business; and establish bank accounts.

In addition, the Senior Credit Agreement and the related loan documentation, among other terms and conditions, require (subject to specified exclusions) HGF to maintain adequate and specified insurance; maintain its separate existence from its upstream affiliates (including the Company); provide the lenders’ with a first-priority security interest in the collateral; maintain an interest rate and commodity hedge protection program; and comply with laws and permits.

The Senior Credit Agreement contains customary events of default and also includes an event of default for failure to complete the expansion of the Aberdeen Plant by March 31, 2008; defaults on other indebtedness by HGF or its general partner; and certain changes of control.

The Senior Credit Agreement and the Subordinate Solid Waste Facilities Revenue Bonds further described below also required HGF to enter into an Accounts Agreement dated as of October 1, 2007 (the “Accounts Agreement”) among HGF, Amarillo National Bank, as the Accounts Bank and Securities Intermediary, WestLB as the Collateral Agent and Administrative Agent and Wells Fargo Bank, National Association, as trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds. Among other things, the Accounts Agreement establishes certain special, segregated project accounts and establishes procedures for the deposits and withdrawals of funds into these accounts. Substantially all cash of HGF is required to be deposited into the project accounts subject to security interests to secure obligations in connection with the Senior Credit Agreement and the Subordinate Solid Waste Facilities Revenue Bonds. Funds will be released from the project accounts in accordance with the terms of the Accounts Agreement.

The Company’s aggregate transaction expenses (including investment banking fees and legal costs) in connection with the negotiation, documentation and closing of the credit facility are estimated to be $5.83 million. In addition, HGF is responsible for certain of the agents’, the lenders’ and their consultants’ and legal counsel’s on-going costs and expenses related to the credit facility.

The descriptions of the Senior Credit Agreement and the Accounts Agreement do not purport to be complete and are qualified in their entirety by reference to these documents, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Subordinate Solid Waste Facilities Revenue Bonds

On October 9, 2007, Brown County, South Dakota (the “County”) issued $19,000,000 of Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project), Series 2007 (the “Bonds”) for the benefit of HGF. The Bonds were issued pursuant to a Bond Trust Indenture dated as of October 1, 2007 (the “Indenture”) between the County and Wells Fargo Bank, National Association (the “Trustee”). The proceeds of the Bonds were loaned by the County to HGF pursuant to a Loan Agreement dated as of October 1, 2007 (the “Loan Agreement”) to (1) finance the acquisition and installation of certain improvements and equipment which constitute qualifying solid waste disposal facilities, as defined by the Internal Revenue Code of 1986, as amended, for the expansion of HGF’s existing ethanol production located in Aberdeen, South Dakota (the “Expansion”); (2) fund a debt service reserve fund in the amount of $1,900,000; (3) pay interest during the construction period of the

Expansion; and (4) pay a portion of the costs of issuance of the Bonds with the remainder of the costs of issuance to be paid from other sources. Payment of the Bonds is subordinate to the senior lenders under the Senior Credit Agreement under the terms of an Intercreditor Agreement.

The Bonds are secured by the terms of a Pledge and Security Agreement, dated as of October 1, 2007, between the Company, ABE Heartland, LLC and the Trustee, under which agreement the Company will collaterally assign, grant, and pledge to the Trustee a continuing security interest and lien in all the estate, right, title and interest of the Company in and to ABE Heartland, LLC. In addition, HGF has granted a subordinate mortgage lien and security interest in its existing facilities to the Trustee to secure the payment of the obligations of HGF under the Loan Agreement and the debt service on the Bonds.

The Bonds are dated as of October 9, 2007 and were issued as a single term bond maturing on January 1, 2018 with an interest rate of 8.25%. Interest on the Bonds is computed on the basis of a year of 360 days consisting of twelve months of thirty days each, payable on each January 1 and July 1 commencing January 1, 2008. In the event the Bonds become subject to federal income taxation (a “Determination of Taxability”), the interest rate on the Bonds will be converted to a taxable interest rate which is a fluctuating per annum interest rate adjusted on the first day of each calendar quarter and is equal to the sum of the interest rate published as the London Interbank Offered Rates with a term of three months as of each adjustment date plus 350 basis points.

The Bonds are subject to optional redemption by HGF, in whole or in part, beginning on January 1, 2015 at a redemption price equal to 106% of the principal amount of the Bonds plus accrued interest, which redemption price decreases by 2% per annum until maturity. The Bonds are also subject to mandatory redemption upon a Determination of Taxability at a price of 108% of the principal amount plus interest accrued to the redemption date.

Events of Default under the Indenture include, among other things (i) nonpayment of principal or interest when due and payable; (ii) any Event of Default as defined in the Loan Agreement or the violation of any covenant, condition, agreement or provision contained in the Bond, the Indenture or the other bond documents. Upon the happening and condition of any Event of Default, the Trustee may declare, or be required to declare based on the request of at least 25% of the bondholders, pursuant to the terms of the Indenture the entire principal amount of the Bonds then outstanding and interest accrued, immediately due and payable.

The descriptions of the Indenture and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to these documents, which are filed as Exhibit 10.3 and Exhibit 10.4 to this report and incorporated by reference herein.

Other Agreements

In connection with the transactions contemplated by the Senior Credit Agreement, HGF entered into certain other arrangements and amended certain material agreements.

On October 9, 2007, HGF amended its Grain Origination Agreement dated November 8, 2006 with the South Dakota Wheat Growers (“SDWG”). Among other things, the amendment provides that the SDWG cannot terminate the Grain Origination Agreement and makes certain other changes to the agreement. This amendment, which is effective as of October 1, 2007, is attached as Exhibit 10.5, and is incorporated herein by reference.

As a condition to the Senior Credit Agreement, HGF was also required to enter into an amendment to that certain Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price dated as of July 14, 2006 between HGF and ICM, Inc. (the “Design-Build Agreement”). Among other things, the amendment to the Design-Build Agreement modifies certain provisions related to equipment warranties, changes certain general conditions of the contract and revises the section related to substantial completion. The amendment was entered into on October 9, 2007.

Item 1.02.              Termination of a Material Definitive Agreement.

On October 11, 2007, in connection with the funding of the Senior Credit Agreement described above under Item 1.01, HGF terminated that certain Master Loan Agreement by and between Dakota Fuels, Inc. and CoBank, ACB, dated October 27, 2005; (ii) that certain Revolving Term Loan Revolver by and between Dakota Fuels, Inc. and CoBank, ACB dated October 27, 2005; (iii) that certain Multiple Advance Term Loan Supplement by and between Dakota Fuels, Inc. and CoBank, ACB dated October 27, 2005; (iv) that certain Master Loan Agreement by and between HGF and Dakota Fuels, Inc. dated October 27, 2005; (v) that certain Revolving Term Loan Revolver by and between HGF and Dakota Fuels, Inc. dated October 27, 2005; (vi) that certain Multiple Advance Term Loan Supplement by and between HGF and Dakota Fuels, Inc. dated October 27, 2005; (vii) that certain Credit Agreement by and between ABE Heartland, LLC (“ABE Heartland”), a Delaware limited liability company and wholly-owned subsidiary of the Company, and Kruse Investment Company, Inc. dated February 12, 2007 and (viii) that certain Subordinated Promissory Note, dated February 12, 2007, of HGF payable to the order of ABE Heartland.

Item 2.03.                                       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Senior Credit Agreement, the Subordinate Solid Waste Facilities Revenue Bonds and the amendments to the Fairmont Loan Agreement is hereby incorporated by reference.

Item 8.01.              Other Events.

On October 15, 2007, the Company issued a press release announcing the Senior Credit Agreement and the Subordinate Solid Waste Revenue Bonds.

The press release is attached as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1

Senior Credit Agreement dated as of October 1, 2007 among Heartland Grain Fuels, L.P., the lenders referred to therein and WestLB AG, New York Branch, as Administrative Agent, Collateral Agent, Issuing Bank, Lead Arranger, Sole Bookrunner and Syndication Agent

10.2

Accounts Agreement dated as of October 1, 2007 among Heartland Grain Fuels, L.P., Amarillo National Bank, as the Accounts Bank and Securities Intermediary, WestLB AG, New York Branch, as Administrative Agent and Collateral Agent, and Wells Fargo Bank, National Association, as Trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A, as the Second Lien Agent for the Second Lien Claimholders

10.3	Bond Indenture dated as of October 1, 2007 between Brown County, South Dakota and Wells Fargo Bank, National Association as Bond Trustee

10.4	Loan Agreement dated as of October 1, 2007 between Heartland Grain Fuels, L.P. and Brown County, South Dakota

10.5	Amendment to Grain Origination Agreement dated as of October 1, 2007 between Heartland Grain Fuels, L.P. and South Dakota Wheat Growers Association

99.1	Press Release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007	ADVANCED BIOENERGY, LLC

	By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1

Senior Credit Agreement dated as of October 1, 2007 among Heartland Grain Fuels, L.P., the lenders referred to therein and WestLB AG, New York Branch, as Administrative Agent, Collateral Agent, Issuing Bank, Lead Arranger, Sole Bookrunner and Syndication Agent

Filed Electronically

10.2

Accounts Agreement dated as of October 1, 2007 among Heartland Grain Fuels, L.P., Amarillo National Bank, as the Accounts Bank and Securities Intermediary, WestLB AG, New York Branch, as Administrative Agent and Collateral Agent, and Wells Fargo Bank, National Association, as Trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A, as the Second Lien Agent for the Second Lien Claimholders

Filed Electronically

10.3	Bond Indenture dated as of October 1, 2007 between Brown County, South Dakota and Wells Fargo Bank, National Association as Bond Trustee	Filed Electronically

10.4	Loan Agreement dated as of October 1, 2007 between Heartland Grain Fuels, L.P. and Brown County, South Dakota	Filed Electronically

10.5	Amendment to Grain Origination Agreement dated as of October 1, 2007 between Heartland Grain Fuels, L.P. and South Dakota Wheat Growers Association	Filed Electronically

99.1	Press Release dated October 15, 2007	Filed Electronically